Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
OMEROS CORPORATION
(initially adopted on February 28, 2008)
(effective as of the
closing of the corporation’s initial public offering)

-i-

TABLE OF CONTENTS
(continued)

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BYLAWS OF OMEROS CORPORATION

ARTICLE I — CORPORATE OFFICES
     1.1 REGISTERED OFFICE
     The registered office of Omeros Corporation shall be fixed in the corporation’s Articles of Incorporation, as the same may be amended from time to time.
     1.2 OTHER OFFICES
     The corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II — MEETINGS OF SHAREHOLDERS
     2.1 ANNUAL MEETINGS
     The annual meeting of the shareholders shall be held at such place and time and on such date as determined by the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to one hundred twenty (120) days from the date fixed for such meeting in accordance with this subsection 2.1.
     2.2 SPECIAL MEETINGS
     The Board, the Chairperson of the Board, the President or the Chief Executive Officer may call special meetings of the shareholders for any purpose. Special meetings of the shareholders may not be called by any other person or persons.
     2.3 MEETINGS BY COMMUNICATION EQUIPMENT
     Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
     2.4 DATE, TIME AND PLACE OF MEETINGS
     Except as otherwise provided herein, all meetings of shareholders shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.

     2.5 NOTICE OF MEETINGS
     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairperson of the Board, the President, the Chief Executive Officer or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be given not less than twenty (20) nor more than sixty (60) days before such meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.
     Such notice may be transmitted by mail, telegraph, teletype, facsimile equipment, air courier, ground courier, personal delivery or electronic transmission. If these forms of written notice are impractical in the view of the Board, the Chairperson of the Board, the President, the Chief Executive Officer or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation’s principal office. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act (the “WBCA”) or other applicable statute or regulation. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
     Such notice shall be deemed effective as follows:
          (i) NOTICE BY MAIL
          Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
          (ii) NOTICE BY TELEGRAPH, TELETYPE OR FACSIMILE EQUIPMENT
          Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

          (iii) NOTICE BY AIR COURIER
          Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
          (iv) NOTICE BY GROUND COURIER OR OTHER PERSONAL DELIVERY
          Notice given by ground courier or other personal delivery is effective when received by a shareholder.
          (v) NOTICE BY ELECTRONIC TRANSMISSION
          Notice provided in an electronic transmission, if in comprehensible form, is effective when it (a) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (b) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
          (vi) NOTICE BY PUBLICATION
          Notice given by publication is effective five (5) days after first publication.
     2.6 BUSINESS FOR SHAREHOLDERS’ MEETING
          (i) BUSINESS AT ANNUAL MEETINGS
          At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly brought before the meeting by or at the direction of the Board; or (c) otherwise properly brought before the meeting by a shareholder pursuant to written notice thereof. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof to the Secretary in accordance with subsection 2.6(iii). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal offices of the corporation not less than one hundred twenty (120) calendar days before the one (1) year anniversary of the date on which the corporation first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder’s notice must set forth, as to such shareholder giving notice, the information required by subsection 2.6(iii). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this subsection 2.6(i). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this subsection 2.6(i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (ii) BUSINESS AT SPECIAL MEETINGS
          At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.2, shall come before such meeting.
          (iii) NOTICE TO CORPORATION
          Any written notice required to be delivered by a shareholder to the corporation pursuant to subsection 2.6(i) or subsection 3.3(i) must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal offices. Any such shareholder notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business; (c) the class and number of shares of the corporation that are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.
          (iv) CONDUCT OF BUSINESS
          The Chairperson of the Board shall act as chairperson of all meetings of the shareholders. If the Chairperson of the Board is unable to attend a meeting of shareholders for any reason, the President or Secretary may appoint a person to act as chairperson of such meeting. The chairperson of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.
     2.7 WAIVER OF NOTICE
     Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the WBCA, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
     2.8 FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS
     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof or (b) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.
     2.9 VOTING RECORD
     At least ten (10) days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for ten (10) days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder’s agent.
     2.10 QUORUM
     Except as provided in the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the WBCA, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a quorum is present or represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     2.11 MANNER OF ACTING
     If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the WBCA requires a greater number of affirmative votes.
     2.12 PROXIES
     A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.13 VOTING OF SHARES
     Except as otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one (1) vote upon such matter.
     2.14 ACTION BY SHAREHOLDERS WITHOUT A MEETING
     Any action that could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all shareholders entitled to vote on the action and are delivered to the corporation. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken by written consent of shareholders without a meeting is effective when all consents are in the possession of the corporation, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.
     2.15 INSPECTORS OF ELECTION
          (i) APPOINTMENT
          In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairperson of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.
          (ii) DUTIES
          The inspectors of election shall:
               (a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;
               (b) determine the shares represented at the meeting and the validity of proxies and ballots;
               (c) count all votes and ballots;
               (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and
               (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.
          The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the WBCA as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. The inspectors of election will perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.
ARTICLE III — DIRECTORS
     3.1 POWERS
     The business and affairs of the corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the WBCA, these Bylaws or the Articles of Incorporation.
     3.2 NUMBER AND TENURE OF DIRECTORS
     The Board shall consist of one or more members, each of whom shall be a natural person. Unless the Articles of Incorporation fixes the authorized number of directors, the authorized number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of shortening the term of any incumbent director.
     At each annual meeting of shareholders, the shareholders shall elect directors. Each director shall hold office until the next succeeding annual meeting or, in the case of staggered terms as permitted by the WBCA, for the term for which he or she is elected. Notwithstanding the foregoing provisions of this subsection 3.2, despite the expiration of a director’s term, a director shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.
     3.3 NOMINATION AND ELECTION
          (i) NOMINATION
          Only persons who are nominated in accordance with the procedures set forth in this subsection 3.3(i) shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this subsection 3.3(i). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely written notice to the Secretary in accordance with the provisions of subsection 2.6(iii). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal offices of the corporation not less than one hundred twenty (120) calendar days before the one (1) year anniversary of the date on which the corporation first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder’s notice shall set forth: (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the corporation that are beneficially owned by such person; (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such shareholder giving notice, the information required to be provided pursuant to subsection 2.6(iii). At the request of the Board, any person nominated by a shareholder for election as a director shall furnish to the Secretary that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this subsection 3.3(i). The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock. The procedures set forth in this subsection 3.3(i) for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.
          (ii) ELECTION
          At each election of directors, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.
     3.4 REGULAR MEETINGS
     Regular meetings of the Board may be held without notice at such time and at such place within or without the State of Washington as shall from time to time be determined by the Board.
     3.5 SPECIAL MEETINGS
     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the authorized directors and, in the case of any special meeting of any committee designated by the Board, by the Chairperson thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.
     3.6 MEETINGS BY COMMUNICATIONS EQUIPMENT
     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     3.7 NOTICE OF SPECIAL MEETINGS
     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.
          (i) PERSONAL DELIVERY
          If notice is given by personal delivery, the notice shall be effective if delivered to a director at least twenty-four (24) hours before the meeting.
          (ii) DELIVERY BY MAIL
          If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting, properly addressed to a director at his or her address shown on the records of the corporation, with postage thereon prepaid.
          (iii) DELIVERY BY PRIVATE CARRIER
          If notice is given by private carrier, the notice shall be deemed effective when dispatched to a director at his or her address shown on the records of the corporation at least two (2) days before the meeting.
          (iv) FACSIMILE NOTICE
          If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two (2) days before the meeting to a director at his or her telephone number or other number appearing on the records of the corporation.
          (v) DELIVERY BY TELEGRAPH
          If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a director at his or her address shown on the records of the corporation at least two (2) days before the meeting.
          (vi) DELIVERY BY EMAIL
          If notice is delivered by email, the notice shall be deemed effective upon electronic confirmation of receipt, such as by receipt by the sender of an electronic return receipt at least twenty-four (24) hours before the meeting.
          (vii) ORAL NOTICE
          If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the director at least twenty-four (24) hours before the meeting.

     3.8 WAIVER OF NOTICE
          (i) IN WRITING
          Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the WBCA, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.
          (ii) BY ATTENDANCE
          A director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.
     3.9 QUORUM
     A majority of the number of directors in office shall constitute a quorum for the transaction of business at any Board meeting; provided, however, that a quorum of a Board may in no event be less than one-third of the authorized number of directors fixed in the manner provided in these Bylaws. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     3.10 MANNER OF ACTING
     Except as otherwise provided herein, if a quorum is present when the vote is taken, the act of the majority of the directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the WBCA.
     3.11 PRESUMPTION OF ASSENT
     A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business thereat, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     3.12 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING
     Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of directors without a meeting is effective when the last director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.
     3.13 RESIGNATION
     Any director may resign at any time by delivering written notice to the Board, the Chairperson of the Board, the President or the Secretary. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.14 REMOVAL
     Directors shall, as provided in the Articles of Incorporation, be removed only for cause and only at a meeting of shareholders expressly called for that purpose.
     3.15 VACANCIES
     Except as otherwise provided by law, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next shareholders’ meeting at which directors are elected.
     3.16 COMMITTEES
          (i) CREATION OF COMMITTEES
          The Board may create standing or temporary committees, including an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.
          (ii) AUTHORITY OF COMMITTEES
          Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the WBCA to be approved by shareholders, (c) fill vacancies on the Board or any committee thereof, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020 of the WBCA, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.
          (iii) QUORUM AND MANNER OF ACTING

          A majority of the authorized number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a quorum are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the WBCA, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.
          (iv) MINUTES OF MEETINGS
          All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.
          (v) RESIGNATION
          Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chairperson of the Board, the President or the Secretary. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.
          (vi) REMOVAL
          The Board may remove with or without cause any member of any committee elected or appointed by the Board.
     3.17 COMPENSATION
     By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV — OFFICERS
     4.1 OFFICERS
     The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairperson of the Board (who may be referred to as the Chairman or Chairwoman of the Board), a Vice Chairperson of the Board (who may be referred to as the Vice Chairman or Vice Chairwoman of the Board), a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

     4.2 APPOINTMENT OF OFFICERS
     The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of subsections 4.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.
     4.3 SUBORDINATE OFFICERS
     The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
     4.4 REMOVAL AND RESIGNATION OF OFFICERS
     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
     4.5 VACANCIES IN OFFICES
     Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in subsection 4.3.
     4.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     The Chairperson of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary, or any other person authorized by the Board or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
     4.7 AUTHORITY AND DUTIES OF OFFICERS
     All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the shareholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V — SHARES
     5.1 ISSUANCE OF SHARES
     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.
     5.2 CERTIFICATES FOR SHARES
     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.
     Shares may but need not be represented by certificates. The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization will not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send to the shareholder a record containing the information required on certificates by RCW 23B.06.250 (2) and (3), and, if applicable, RCW 23B.06.270 of the WBCA.
     5.3 STOCK RECORDS
     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom shares are issued, together with the class and number of shares held by such person and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
     5.4 RESTRICTIONS ON TRANSFER
     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:
“The securities evidenced by this certificate have not been registered under the Securities Act of l933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, as amended, or any applicable state law.”

     If any securities of the corporation are issued pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “1933 Act”), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.
     5.5 TRANSFER OF SHARES
     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary. With respect to certificated shares, all certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.
     5.6 LOST OR DESTROYED CERTIFICATES
     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.
ARTICLE VI — RECORDS AND REPORTS
     6.1 CORPORATE RECORDS
     The corporation shall:
          (i) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.
          (ii) Maintain appropriate accounting records.
          (iii) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.
          (iv) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
          (v) Keep a copy of the following records at its principal office:
               (a) the Articles of Incorporation and all amendments thereto as currently in effect;
               (b) the Bylaws and all amendments thereto as currently in effect;
               (c) the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

               (d) the financial statements described in Section 23B.16.200(1) of the WBCA, for the past three years;
               (e) all communications in the form of a record to shareholders generally within the past three years;
               (f) a list of the names and business addresses of the current directors and officers; and
               (g) the most recent annual report delivered to the Washington Secretary of State.
     6.2 INSPECTION OF RECORDS BY SHAREHOLDERS
          (i) A shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation’s principal office, any of the records of the corporation described in subsection 6.1(v) if the shareholder gives the corporation notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy.
          (ii) A shareholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection 6.2(iii) and gives the corporation notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:
               (a) excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while exercising the authority of the Board, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board without a meeting, to the extent not subject to inspection under subsection 6.2(i);
               (b) accounting records of the corporation; and
               (c) the record of shareholders.
          (iii) A shareholder may inspect and copy the records described in subsection 6.2(ii) only if (a) the shareholder’s demand is made in good faith and for a proper purpose, (b) the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect and (c) the records are directly connected with the shareholder’s purpose.
ARTICLE VII — INDEMNIFICATION
     7.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The corporation shall indemnify and hold harmless, to the fullest extent permitted by the WBCA as it presently exists or hereafter may be amended, any individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”) because that individual is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, or reasonable expenses incurred with respect a Proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the WBCA or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.
     The indemnification of directors and officers set forth in this subsection 7.1 shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in subsection 7.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer only if a proceeding (or part thereof) was authorized or ratified by the Board.
     7.2 INDEMNIFICATION OF OTHERS
     The corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the WBCA as it presently exists or hereafter may be amended, any individual made a party to any Proceeding because that individual is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, or reasonable expenses incurred with respect a Proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the WBCA, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.
     7.3 ADVANCEMENT OF EXPENSES
     The corporation shall pay the expenses incurred by any officer of director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred shall be made upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise.
     7.4 RIGHT OF INDEMNITEE TO BRING SUIT
     If a claim for indemnification or payment of expenses is not paid in full within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. If the claimant is a director or officer of the corporation, the claimant shall be presumed to be entitled to indemnification under this Article VII upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

     7.5 PROCEDURES EXCLUSIVE
     Pursuant to RCW 23B.08.560(2) or any successor provision of the WBCA, the procedures for indemnification and advancement of expenses set forth in this Article VII are in lieu of the procedures required by RCW 23B.08.550 or any successor provision of the WBCA.
     7.6 NONEXCLUSIVITY OF RIGHTS
     The right to indemnification and the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.
     7.7 INSURANCE, CONTRACTS AND FUNDING
     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the WBCA. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this subsection and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this subsection.
     7.8 AMENDMENT OR REPEAL
     Neither any amendment nor repeal of this Article, nor the adoption of any provision of the corporation’s Articles of Incorporation or Bylaws inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII — GENERAL MATTERS
     8.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
     Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     8.2 FISCAL YEAR
     The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

     8.3 SEAL
     The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
     8.4 CONSTRUCTION; DEFINITIONS
     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the WBCA shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE IX — AMENDMENTS
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws.